Exhibit 99.2A(1)



                            ARTICLES OF INCORPORATION
                                       OF
                             THE MALLARD FUND, INC.


FIRST:  Incorporation:  The  undersigned,  Marc R. Duffy,  whose address is 1800
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Massachusetts Avenue, N.W., Washington, D.C 20036, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

SECOND:  Name of  Corporation:  The name of the corporation is THE MALLARD FUND,
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INC. ("Corporation").

THIRD:  Corporate Purposes:  The Corporation is formed for the following purpose
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or purposes:

         A. To conduct, operate and carry on the business of a closed-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended; and

         B. To exercise and enjoy all powers, rights, and privileges granted to and conferred upon corporations by the Maryland General Corporation Law now or hereafter in force, including:


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               1.   To hold,  invest, and reinvest the funds of the Corporation, and to purchase, subscribe for or otherwise acquire, hold for investment, trade and deal in, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of, or
                    turn  to  account  or  realize   upon   securities   of  any
                    corporation, company, association, trust, firm, partnership, or other organization however or whenever established or organized, as well as securities issued by the United States Government, the government of any state, municipality, or
                    other   political    subdivision,    foreign    governments,
                    supranational   entities,   or  any  other  governmental  or
                    quasi-governmental agency,  instrumentality,  or entity. For
                    the  purposes  of  these  Articles,   without  limiting  the
                    generality thereof, the term "securities" includes: stocks, shares, units of beneficial interest, partnership interests,
                    bonds,   debentures,   time  notes  and   deposits,   notes,
                    mortgages,   and  any  other   obligations  or  evidence  of
                    indebtedness; any certificates, receipts, warrants, options, or other instruments representing rights or obligations to receive, purchase, subscribe for or sell the same, or evidencing or representing any other right or interest, including all rights of equitable ownership, in any property or assets; and any negotiable or non-negotiable instruments



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                    including  money market  instruments,  bank  certificates of
                    deposit,   finance   paper,   commercial   paper,   bankers'
                    acceptances,   and  all  types  of  repurchase  and  reverse
                    repurchase agreements;

               2. To enjoy all rights, powers, and privileges of ownership or interest in all securities held by the Corporation, including the right to vote and otherwise act with respect to the preservation, protection, improvement, and enhancement in value of all such securities;

               3. To issue and sell shares of its own capital stock, including shares in fractional denominations, and securities which are convertible or exchangeable, with or without the payment of additional consideration, into such capital stock in such amounts and on such terms and for such amount or kind of consideration (including securities) now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation as its Board of Directors may, and which is hereby authorized to, determine;

               4. To purchase, repurchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, or cancel shares of its own capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation;




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               5.   To transact its business, carry on its operations,  have one or more offices, and exercise all of its corporate powers and rights in any state, territory, district, and possession of the United States, and in any foreign country;

               6. To aid by further investment any issuer of which the Corporation holds any obligation or in which it has a direct or indirect interest, to perform any act designed to protect, preserve, improve, or enhance the value of such obligation or interest, and to guarantee or become a surety on any or all of the contracts, stocks, bonds, notes, debentures, and obligations of any corporation, company, trust, association, partnership or firm; and

               7. To generally transact any business in connection with or incidental to its corporate purposes, and to do everything necessary, suitable, or proper for the accomplishment of such purposes or for the attainment of any object or furtherance of any purpose set forth in these Articles, either alone or in association with others.

         C. The foregoing clauses shall be construed both as purposes and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation.


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         D. Incident to meeting the purposes  specified  above,  the Corporation also shall have the power, without limitation:

               1. To make contracts and guarantees, incur liabilities and borrow money;

               2.   To  sell,  lease,  exchange,   transfer,  convey,  mortgage,
                    pledge, and otherwise dispose of any or all of its assets;

               3. To acquire by purchase, lease or otherwise, and take, receive, own, hold, use, employ, improve, dispose of and otherwise deal with any interest in real or personal property, wherever located; and

               4. To buy, sell, and otherwise deal in and with commodities, indices of commodities or securities, and foreign exchange, including the purchase and sale of forward contracts, futures contracts and options on futures contracts related thereto, subject to any applicable provisions of law.

FOURTH:  Address of Principal  Office.  The post office address of the principal
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office  of the  Corporation  in the State of  Maryland  is  Corporation  Service
Company, 11 East Chase Street, Baltimore, Maryland 21202.


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FIFTH:  Name and Address of Resident Agent. The name and address of the resident
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agent  of the  Corporation  in the  State of  Maryland  is  Corporation  Service
Company, 11 East Chase Street, Baltimore, Maryland 21202.

SIXTH:  Capital Stock.
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         A. The  total  number  of  shares  of all  classes  of stock  which the
Corporation has authority to issue is 100,000,000 shares of Common Stock, $.001 par value, having an aggregate par value of $100,000.

         B. Stockholders shall not have preemptive rights to acquire any shares of the stock of the Corporation, and any or all of such shares, whenever authorized, may be issued, or reissued and transferred if reacquired and have treasury status, to any person, firm, corporation, trust, partnership, or association for such lawful consideration and on such terms as the Board of Directors determines in its discretion without first offering the shares to any such holder.

         C. The Board of Directors of the Corporation may classify or reclassify any unissued stock from time to time by setting or changing any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.




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         D.  All  shares  of  authorized  Common  Stock,  when  issued  for such consideration as the Board of Directors may determine, shall be fully paid and nonassessable.

         E. No shares of Common Stock shall have any conversion or exchange rights or privileges or have cumulative voting rights.

         F. Voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock.


SEVENTH: Board of Directors: The Corporation shall have at least three directors
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at all  times;  provided  that if there is no stock  outstanding,  the number of directors may be less than three but not less than one. William S. Dietrich II shall act as sole director of the Corporation until the first annual meeting and until his successor is duly chosen and qualified.

EIGHTH:  Management of the Affairs of the Corporation.
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         A. All  corporate  powers and  authority  of the  Corporation  shall be vested in and exercised by the Board of Directors except as otherwise provided by statute, these Articles, or the By-Laws of the Corporation.




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         B. The Board of  Directors  shall  have the power to adopt,  alter,  or repeal the By-Laws of the Corporation, unless the By- Laws otherwise provide.

         C. The Board of Directors shall have the power to determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) shall be open to inspection by stockholders. No stockholder shall have any right to inspect any account, book, or document of the Corporation except to the extent permitted by statute or the By-Laws.

         D. The Board of Directors shall have the power to determine, in accordance with generally accepted accounting principles, the Corporation's net income, its total assets and liabilities, and the net asset value of the shares of Common Stock of the Corporation. The Board of Directors may delegate such power to any one or more of the directors or officers of the Corporation, its investment adviser, administrator, custodian, or depositary of the Corporation's assets, or another agent of the Corporation appointed for such purposes.

         E. The Board of Directors shall have the power to make distributions, including dividends, from any legally available funds in such amounts, and in a manner and to the stockholders of record of such a date, as the Board of Directors may determine.



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NINTH: Stockholder Liability. The stockholders shall not be liable to any extent
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for the payment of any debt of the Corporation.

TENTH:  Majority of Votes.  To the extent  permitted  by law,  any action may be
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taken or authorized by the Corporation  upon the affirmative  vote of a majority of the votes entitled to be cast, except as otherwise provided in these Articles.

ELEVENTH:  Limitation on Liability.
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         A.  To the  maximum  extent  permitted  by  applicable  law  (including
Maryland law and the Investment Company Act of 1940, as amended) as currently in effect or as may hereafter be amended:

               1. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages; and

               2. The Corporation shall indemnify and advance expenses as provided in the By-Laws of the Corporation to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation in similar capacities for other entities.

         B. No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provision of these Articles of Incorporation or the By-Laws of the Corporation inconsistent with this Article, shall adversely affect any limitation on liability or indemnification of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

TWELFTH:  Right of Amendment.  Except as set forth below, any provision of these
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Articles  of  Incorporation  may  be  amended,  altered  or  repealed  upon  the affirmative vote of the holders of a majority of the outstanding shares of the Corporation.


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         Any  amendment,  alteration  or repeal of Article  ELEVENTH  or TWELFTH shall require the affirmative vote or consent of the holders of sixty-six and two-thirds (66 2/3) percent of the outstanding shares of the Corporation.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 15th day of October, 1996.



                                                  /s/ Marc R. Duffy
                                                  ------------------------------
                                                   Marc R. Duffy





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